SCHEDULE 14A INFORMATION
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Insight Enterprises, Inc.

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NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
LEGAL PROCEEDINGS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
MEETINGS OF THE BOARD AND ITS COMMITTEES
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS

INSIGHT ENTERPRISES, INC.

1305 West Auto Drive
Tempe, Arizona 85284

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
May 14, 2003

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the Insight Enterprises, Inc. 2003 annual meeting of stockholders on Wednesday, May 14, 2003, at 3:00 p.m. local time, at our corporate headquarters, 1305 West Auto Drive, Tempe, Arizona 85284, for the following purposes:

(1)	To elect two Class III directors to serve until the 2006 annual meeting of stockholders or until their respective successors have been duly elected and qualified; and

(2)	To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

     These items are more fully described in the following pages, which are made part of this notice.

     Each outstanding share of our common stock entitles the holder of record at the close of business on March 19, 2003 to receive notice of and to vote at the annual meeting or any adjournment or postponement of the meeting. Shares of common stock can be voted at the annual meeting only if the holder is present in person or by valid proxy. A copy of our annual report to stockholders, which includes audited financial statements, is enclosed. The annual report is not part of our proxy soliciting material.

By order of the board of directors,

Tempe, Arizona March 27, 2003	P. Robert Moya Executive Vice President, General Counsel and Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHTS TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THIS MEETING.

INSIGHT ENTERPRISES, INC.

1305 West Auto Drive
Tempe, Arizona 85284

PROXY STATEMENT

2003 ANNUAL MEETING OF STOCKHOLDERS

May 14, 2003

     Your vote is very important. For this reason, the board of directors is requesting that you allow your common stock to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card. This proxy statement is being sent to you in connection with this request and has been prepared for the board of directors by our management. The terms “we,” “our” and “Company” refer to Insight Enterprises, Inc. and its subsidiaries. This proxy statement is first being sent to our stockholders on or about April 14, 2003.

GENERAL INFORMATION

Who can vote?	You are entitled to vote your common stock if our records showed that you held your shares as of March 19, 2003. At the close of business on that date, 46,101,041 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

How do I vote?	If your common stock is held by a broker, bank or other nominee (i.e., in street name), you will receive instructions from it that you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may vote your shares by mail, by telephone or over the Internet. To vote by mail you may instruct the persons named as proxies how to vote your common stock by signing, dating and mailing the proxy card in the envelope provided. You may vote by telephone or internet 24 hours a day, 7 days a week. The enclosed proxy card contains instructions for telephone and internet voting. Of course, you can always come to the meeting and vote your shares in person.

How may I revoke my proxy instructions?	You may revoke your proxy instructions by any of the following procedures:

1.	Send us another signed proxy with a later date;

2.	Send a letter to our corporate secretary revoking your proxy before your common stock has been voted by the persons named as proxies at the meeting; or

3.	Attend the annual meeting and vote your shares in person.

How are votes counted?	The annual meeting will be held if a majority of our outstanding shares entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting.

If you give us a proxy without giving specific voting instructions, your shares will be voted by the persons named as proxies as recommended by the board of directors. We are not now aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. However, if any other matters not described in this proxy statement are properly presented at the meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting, if such shares are otherwise properly represented at the meeting in person or by proxy, but are not counted for purposes of determining the number of shares entitled to vote on any proposal in respect of which the broker or other nominee lacks discretionary authority.

May I attend the annual meeting?	If you are a holder of record and you plan to attend the annual meeting, please indicate this when you vote. If you are a beneficial owner of common stock held by a broker or bank, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a broker or bank showing your current ownership and ownership of our shares on the record date are examples of proof of ownership. If you want to vote in person your common stock held in street name, you will have to get a proxy in your name from the registered holder.

What vote is required?	The two nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a nominee or you elect to withhold authority to vote for any nominee on your proxy card, your vote will not count for or against any nominee.

Who pays the cost of this proxy solicitation?	We will pay the cost of this proxy solicitation. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies. We will solicit proxies by mail, except for any incidental personal solicitation made by our directors, officers and employees, for which they will not be paid.

WHO SHOULD I CALL IF I HAVE QUESTIONS?

          If you have questions about the annual meeting or voting, please call our Corporate Secretary, P. Robert Moya, at (480) 333-3045.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     Our board of directors consists of six members divided into three classes, with the directors in each class serving for a term of three years. The three-year terms of Timothy A. Crown and Stanley Laybourne, who are Class III directors, expire at the annual meeting. The board of directors has nominated Messrs. Crown and Laybourne for re-election as directors and, unless otherwise instructed, the proxy holders will vote for the election of Messrs. Crown and Laybourne. Each of the nominees has agreed to be named in this proxy statement and to serve if elected.

     We know of no reason why any of the nominees would not be able to serve. However, if any nominee is unable or declines to serve as a director, or if a vacancy occurs before election (which events are not anticipated), the proxy holders will vote for the election of such other person or persons nominated by the board of directors.

     Information concerning each director nominee is set forth below.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR ELECTION OF THE NOMINEES

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

     Our board of directors consists of six persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in each class. The terms of the two Class III directors will expire at the 2003 annual meeting. The terms of the Class I and Class II directors will expire at the 2004 and 2005 annual meetings, respectively. The names of our directors and executive officers, and information about them, are set forth below.

Timothy A. Crown (Age 39)		Mr. Crown, one of our founders, has been our Chief Executive Officer since January 25, 2000 and has been a director since 1994. Mr. Crown has been employed by us or one of our predecessors since 1988 and served as President from 1989 to June 2001. Mr. Crown received a Bachelor of Science degree in Business and Computer Science from the University of Kansas. Timothy A. Crown is the brother of Eric J. Crown.
•	Chief Executive Officer
•	Class III Director
•	Member of the Executive
Committee

Eric J. Crown (Age 41)		Mr. Crown, one of our founders, has been the Chairman of the Board since 1994 and has held various officer and director positions with Insight Enterprises, Inc. and its predecessor corporations since 1988, including Chief Executive Officer. Mr. Crown received a Bachelor of Science degree in Business Computer Information Systems from Arizona State University. Eric J. Crown is the brother of Timothy A. Crown.
•	Vice President
•	Chairman of the Board
•	Class I Director
•	Member of the Executive
Committee

Stanley Laybourne (Age 54) • Executive Vice President, Chief Financial Officer and Treasurer • Class III Director • Member of the Executive Committee	Mr. Laybourne has been a director since 1994. He became the Chief Financial Officer and Treasurer in 1991, and served as Secretary from 1994 to 2002. From 1989 to 1990, Mr. Laybourne was Executive Vice President of Ovation Broadcasting Company, a company which operated commercial radio broadcast properties. From 1985 to 1989, Mr. Laybourne was President and Chief Executive Officer of The Scottscom Group, a financial services company. From 1972 to 1985, he was employed by Touche, Ross & Co., a predecessor to Deloitte & Touche, where he was an audit partner from 1983 to 1985. Mr. Laybourne is the Chief Financial Officer of The Arizona Sports Foundation, d/b/a Fiesta Bowl, Fiesta Events, Inc. and the Valley of the Sun Bowl Foundation d/b/a Insight Bowl. Mr. Laybourne is a certified public accountant and received a Bachelor of Science degree in Accounting from The Ohio State University and a Masters in Business Administration degree from Arizona State University.

Larry A. Gunning (Age 59) • Class II Director • Chairman of the Compensation Committee • Member of the Audit and Nominating Committees	Mr. Gunning has been a director since 1995. He has been Manager and Director of 3D Petroleum LLC, a petroleum company, since 2001. From 1988 to 2001, Mr. Gunning was President and Director of Pasco Petroleum Corp., a petroleum marketing company that merged with 3D Petroleum LLC in 2001. Mr. Gunning is a life director of The Arizona Sports Foundation, d/b/a Fiesta Bowl, Fiesta Events, Inc. and the Valley of the Sun Bowl Foundation, d/b/a Insight Bowl. Mr. Gunning received a Bachelor of Science degree in Business Management from Arizona State University. Mr. Gunning is a director of several nonprofit organizations.

Robertson C. Jones (Age 58) • Class II Director • Chairman of the Nominating Committee • Member of the Audit and Compensation Committees	Mr. Jones has been a director since 1995. Mr. Jones was Senior Vice President and General Counsel of Del Webb Corporation, a developer of master-planned residential communities, from 1992 through 2001. Mr. Jones received his Bachelor of Arts degree from Williams College, his Masters in Business Administration degree from Oklahoma City University and his Juris Doctor degree from University of California, Hastings College of Law.

Michael M. Fisher (Age 57) • Class I Director • Chairman of the Audit Committee • Member of the Compensation and Nominating Committees	Mr. Fisher has been a director since May 2001. He has been President of Power Quality Engineering, Inc., a manufacturer of specialty filters, since 1995. Before joining Power Quality Engineering, Mr. Fisher spent 10 years at Computer Associates International, Inc. in various senior management positions, including President – Data Base Division. Additionally, Mr. Fisher was employed by Arthur Andersen from 1968 to 1978, most recently as Senior Audit Manager. Mr. Fisher is a member of the board of directors and serves as Treasurer of The Arizona Sports Foundation, d/b/a Fiesta Bowl, Fiesta Events, Inc. and the Valley of the Sun Bowl Foundation d/b/a Insight Bowl. Mr. Fisher received a Bachelor of Business Administration in Accounting and has a Masters in Business Administration from Baylor University.

Branson (“Tony”) M. Smith (Age 47) • President	Mr. Smith was named President in June 2001. Since December 2000, Mr. Smith had served as Chief Executive Officer and President of Direct Alliance Corporation, one of our subsidiaries. From July 1999 to December 2000, he served as President, and from 1996 to July 1999, he served as Chief Operating Officer of Direct Alliance Corporation. From 1993 to 1996, Mr. Smith served as the Vice President of Distribution and Senior Vice President of Fulfillment Services of Insight Direct USA, Inc., another one of our subsidiaries. From 1992 to 1993, Mr. Smith was employed as a consultant for Insight Direct USA, Inc. Mr. Smith received a Bachelor of Science degree in Business Administration from the University of Arizona.

P. Robert Moya (Age 58) • Executive Vice President, General Counsel and Secretary	Mr. Moya was named as the Executive Vice President, General Counsel and Secretary of the Company in October 2002. Since 1991, he has been a partner in the Phoenix office of Quarles & Brady LLP, a firm with 450 lawyers in seven offices, where he served on the firm’s National Executive Committee and Arizona Management Committee, as vice-chair of the National Strategic Planning Committee, as co-chair of the firm-wide Corporate Finance/Securities Group, and as the Legal Practice Coordinator for Arizona. Mr. Moya received a Bachelor of Arts degree in History from Princeton University and a Juris Doctor degree from Stanford Law School. He is a member of the American Bar Association and the Hispanic National Bar Association, and is licensed to practice law in Arizona, California and the District of Columbia. He also is a member of the board of directors of BIGeRealestate, Inc.

Karen K. McGinnis (Age 36) • Senior Vice President of Finance	Mrs. McGinnis joined Insight Enterprises, Inc. in March 2000 as Vice President of Finance and was promoted to Senior Vice President of Finance in April 2001. From 1997 to 2000, Mrs. McGinnis was the Chief Financial Officer of Horizon, a privately held distributor of irrigation and turf maintenance equipment and supplies in the United States and Mexico. From 1989 to 1997, Mrs. McGinnis was employed, most recently as a Senior Assurance Manager, by KPMG LLP. Mrs. McGinnis is a certified public accountant and received her Bachelor of Science degree in Accounting from the University of Oklahoma.

Dino D. Farfante (Age 40) • President - Insight North America	Mr. Farfante joined Insight North America in 1996 and was named President in November 2002. In his tenure he has served as Senior Vice President of Sales and Marketing and Chief Operating Officer. From 1990 to 1996, Mr. Farfante held several sales, operations, and management positions within Merisel, Inc., a distributor of computers, software and peripherals, including Vice President of Sales and Operations. From 1986 to 1990, Mr. Farfante held various positions within MicroAmerica, Inc, a value added computer distributor that was acquired by Merisel, Inc. in 1990. Mr. Farfante received his Bachelor of Science degree in Computer Engineering from the University of Florida.

Timothy J. McGrath (Age 44) • Executive Vice President of Sales and Marketing - Insight North America	Mr. McGrath joined Insight North America in 2002 and was named Executive Vice President of Sales and Marketing in November 2002. From 1999 to 2002, he served as the Executive Vice President of Sales and Marketing of Comark, a leading provider of IT products and services in the United States, which we acquired in 2002. From 1989 to 1999, Mr. McGrath was with Hewlett-Packard and has held a variety of other sales and sales management positions with various reseller organizations. Mr. McGrath received a Bachelor of Science degree in Business Administration from New Hampshire College and a Masters in Business Administration from Babson College in Wellesley, Massachusetts.

James A. McCoy (Age 46) • Senior Vice President of Finance - Insight Direct Worldwide, Inc.	Mr. McCoy has been employed in senior financial management positions by Insight Direct Worldwide, Inc. or one of its affiliates since February 1996. From 1986 to 1995, Mr. McCoy was Chief Financial Officer of Big 4 Restaurants Inc., a privately held theme restaurant operator. From 1978 to 1986, Mr. McCoy was employed by Price Waterhouse, a predecessor to PricewaterhouseCoopers, where he was an audit manager from 1984 to 1986. Mr. McCoy is a certified public accountant and received a Bachelor of Science degree in Accounting from the University of Arizona.

Stuart Fenton (Age 34) • Managing Director – Insight Direct UK Ltd.	Mr. Fenton was named Managing Director of Insight Direct UK Ltd. in October 2002. Mr. Fenton held various positions at Micro Warehouse Inc. from 1995 to 2002, most recently the General Manager of Micro Warehouse Canada. Other roles at Micro Warehouse included European Vice President of E-business, Marketing and Purchasing, Commercial Director, Marketing Director and Marketing Manager of Micro Warehouse UK Ltd. From 1991 to 1995, Mr. Fenton was the Managing Director of specialist mail-order software supplier, Windowline.

Michael D. Rather (Age 46) • Chief Operating Officer – Direct Alliance Corporation	Mr. Rather joined Direct Alliance Corporation in 1996 and has served in several executive capacities, including Chief Operating Officer since June of 2001. In April 2000, Mr. Rather was appointed Executive Vice President, Business Management of Direct Alliance. Prior to that role, Mr. Rather served as Senior Vice President of Sales. From 1994 to 1996, Mr. Rather served as President of Micro Management Inc., a software development company. Mr. Rather was the President, Chief Executive Officer and founder of MacLand, Inc.; a Nasdaq publicly-traded direct marketing company that specialized in high technology hardware and software, from 1987 to 1994. He received his Bachelor of Science degree in Business Administration from Arizona State University.

James D. Kebert (Age 41) • Senior Vice President of Finance – Direct Alliance Corporation	Mr. Kebert has been employed in senior financial management positions by Insight Enterprises, Inc. or one of its subsidiaries since January 1991. From 1989 to 1991, Mr. Kebert served as Corporate Controller with Veterinarian Companies of America, a national distributor and subsidiary of Colgate-Palmolive. From 1987 to 1989, Mr. Kebert was the controller of Cole Equities, Inc., a real estate syndication firm. From 1984 to 1987, Mr. Kebert was employed by Arthur Young and Company, a predecessor to Ernst and Young LLP. Mr. Kebert is a certified public accountant and received his Bachelor of Science degree in Accounting from The Pennsylvania State University.

LEGAL PROCEEDINGS

     We are a defendant in a lawsuit pending in the United States District Court, District of Arizona which alleges violations of Section 10(b) of the Securities Exchange Act of 1934, and SEC Rule 10b-5. Three separate lawsuits filed by stockholders have been consolidated into a single action. The plaintiff in this action alleges we and certain of our officers made false and misleading statements pertaining to our business, operations and management in an effort to inflate the price of our common stock. The lawsuit also names as co-defendants: Eric J. Crown, the Chairman of our board of directors; Timothy A. Crown, our Chief Executive Officer and a director; and Stanley Laybourne, a director and our Executive Vice President, Chief Financial Officer and Treasurer. In the consolidated complaint, which was filed in December 2002, the plaintiff seeks class action status to represent all buyers of our common stock from September 3, 2001 through July 17, 2002. We intend to defend the lawsuit vigorously, and in February 2003 filed a motion to dismiss. The costs associated with defending the allegations in these lawsuits and the potential outcome cannot be determined at this time and, accordingly, no estimate for such costs, other than the deductible amount under our directors and officers’ liability insurance policies, has been included in these consolidated financial statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     We sponsor the Insight Bowl, a post-season intercollegiate football game that is played annually in Phoenix, Arizona. We have entered into multi-year sponsorship agreements with the Valley of the Sun Bowl Foundation d/b/a Insight Bowl and The Arizona Sports Foundation d/b/a Fiesta Bowl, the not-for-profit entities that conduct the Insight and Fiesta Bowl games and related activities. During 2002, we paid the Valley of the Sun Bowl Foundation $564,900 and The Arizona Sports Foundation $236,000 pursuant to sponsorship agreements and for ticket purchases. Stanley Laybourne, a member of our board of directors and our Executive Vice President, Chief Financial Officer and Treasurer, serves as the Chief Financial Officer of these foundations. Michael M. Fisher, a member of our board of directors, serves as the Treasurer and member of the board of directors and executive committees of both foundations. Larry A. Gunning, a member of our board of directors, is a life director of both foundations. We believe we obtain important local and national public relations benefits from our sponsorship and use the event to entertain employees, customers and suppliers. We also believe the terms of the sponsorship agreements are as advantageous to Insight Enterprises, Inc. as would be obtained in an arm’s length transaction.

     P. Robert Moya, our Executive Vice President, General Counsel and Secretary, commenced his employment with us on October 10, 2002. Prior to that time, he was a partner in the law firm of Quarles & Brady Streich Lang LLP (“Quarles”), which has provided legal services to us during 2002 and 2003. As contemplated by the terms of his employment agreement with us, Mr. Moya will remain a partner of Quarles until September 30, 2003, in order to provide an orderly transition of his prior legal practice. He will be compensated by Quarles during this transition period on the basis of various factors associated with the transition, including, among other things, the amount of time devoted to the business of the partnership and revenues from former clients. However, Mr. Moya specifically will not receive any compensation from Quarles directly or indirectly based on the amount of revenues paid to Quarles by us or our affiliates in respect of any services provided to us from and after October 1, 2002. We also believe the amounts paid to Quarles for legal services are as advantageous to Insight Enterprises, Inc. as would be obtained in an arm’s length transaction with a similar law firm.

     In 2002, we paid $167,595 and $66,395 to Spiral Aviation, LLC and Globaljet Corporation, respectively, for the use of private airplanes owned by Spiral Aviation to perform company business. Mr. Timothy A. Crown, our Chief Executive Officer, and Mr. Eric A. Crown, our Chairman of the Board, together have outstanding unsecured loans to Spiral Aviation of $1,287,367 in the aggregate. We have not used any aircraft owned by Spiral Aviation since June 2002 and do not intend to during the next fiscal year. We also believe the amounts paid to Spiral Aviation and Globaljet Corporation for the use of private airplanes are as advantageous to Insight Enterprises, Inc. as would be obtained in an arm’s length transaction with a similar company that charters private planes.

MEETINGS OF THE BOARD AND ITS COMMITTEES

     The board of directors and its committees held a total of thirty meetings during the year ended December 31, 2002. None of our directors attended fewer than 75% of the aggregate of all meetings of the board of directors and any committee on which he served during 2002. The board presently has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Executive Committee consists of Eric J. Crown, Timothy A. Crown and Stanley Laybourne. The Executive Committee is empowered to act on board matters that arise between meetings of the full board of directors.

     The Audit Committee, consisting of Michael M. Fisher, Chairman, Larry A. Gunning and Robertson C. Jones, met thirteen times in 2002. Each of Messrs. Fisher, Gunning and Jones is an “independent director” as defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards. The Audit Committee operates pursuant to a written charter. The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities as to financial reporting, audit functions and risk management. The Audit Committee reviews and considers the independence and performance of our independent auditors and internal audit department and the systems of internal control established by management.

     The Compensation Committee, consisting of Messrs. Gunning, Chairman, Jones and Fisher, met six times in 2002. The Compensation Committee administers salaries and benefit programs designed for senior management, officers and directors and our incentive stock plans to insure that we have the ability to attract and retain highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

     On November 15, 2002, the board of directors formed a Nominating Committee consisting of Messrs. Gunning, Fisher and Jones with Mr. Jones serving as Chairman. Each of Messrs. Fisher, Gunning and Jones is an “independent director” as defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards. The Nominating Committee operates pursuant to a written charter. The Nominating Committee is responsible for identifying and recruiting candidates for the board of directors and makes recommendations to the board of directors regarding the membership and chairs of the board of director’s committees. Where appropriate, the Nominating Committee will consider timely shareholder recommendations submitted in writing to our corporate Secretary at 1305 West Auto Drive, Tempe, Arizona 85284.

Compensation of Directors

     Directors who are not also our employees receive a retainer of $10,000 per quarter, $1,000 per board meeting attended, $500 per committee meeting attended and reimbursement of reasonable expenses and certain formula-based stock option awards as described below. No per-meeting fees are paid in respect of some meetings held by teleconference. Directors who are our employees do not receive compensation for their service as directors except Eric J. Crown who receives an annual retainer of $50,000 as Chairman of the Board. Mr. Crown’s employment agreement is discussed elsewhere herein. Non-employee directors are eligible to receive nonqualified stock options pursuant to an annual formula grant. Non-employee directors receive options for 7,500 shares each time they are elected for a three-year term on the board. Non-employee directors who are initially elected to the board between annual meetings receive options for 2,500 shares multiplied by the number of full and partial years of their initial terms. In addition, in April 2002, we granted each non-employee director nonqualified stock options to purchase 10,000 shares. Options granted to non-employee directors are exercisable for five years at the fair market value of the stock on the date of grant and vest over a three-year period, subject to continued board service.

EXECUTIVE COMPENSATION

     The table below sets forth for each of the last three years the total compensation for services rendered to us by our Chief Executive Officer and our four other most highly compensated executive officers. We refer to these persons as named executive officers. The amounts shown include both amounts paid and amounts deferred.

Summary Compensation Table

				Long-Term
				Compensation Awards

		Annual Compensation(1)		Restricted Stock	Securities Underlying Options/SARs		All Other Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(2)	(#)(3)		($)(4)

Timothy A. Crown	2002	250,000	944,172	—	250,000		3,524
Chief Executive Officer	2001	250,000	—	369,687	250,000		3,405
	2000	250,000	—	1,468,426	345,000		3,405
					600,000	(5)
					1,000,000	(6)
					1,000,000	(7)
Eric J. Crown	2002	250,000	511,153	—	84,000		2,750
Vice President	2001	250,000	—	369,687	250,000		3,405
	2000	250,000	—	1,468,426	345,000		3,405
					600,000	(5)
					1,000,000	(6)
					1,000,000	(7)
Stanley Laybourne	2002	196,667	377,669	—	—		3,760
Executive Vice President,	2001	190,000	73,937	—	250,000		3,384
Chief Financial Officer and Treasurer	2000	190,000	293,686	—	112,500		3,384
					300,000	(5)
					500,000	(6)
					500,000	(7)
Branson (“Tony”) M. Smith	2002	250,000	942,837	—	74,250		3,411
President	2001	226,250	421,257	—	325,750		3,474
	2000	200,000	151,260	—	75,000		3,474
					600,000	(5)
					500,000	(6)
					500,000	(7)
Dino D. Farfante	2002	291,250	381,124	—	75,000		3,856
President of Insight	2001	270,000	61,901	—	75,000		3,594
North America	2000	260,625	9,664	—	200,050		2,625
					30,000	(5)
					50,000	(6)
					50,000	(7)

(1)	The cost of certain perquisites and other personal benefits are not included because they did not exceed, in the case of any named executive officer, the lesser of $50,000 or 10% of the total of the annual salary and bonus for such executive.

(2)	Represents the value based upon the number of shares awarded multiplied by the closing price on the date of grant as reported on the Nasdaq National Market. The value of the 28,520; 28,520 and 171 shares of restricted stock held at December 31, 2002 by Messrs. Crown, Crown and Laybourne, respectively (calculated by multiplying the number of shares held by the closing price on December 31, 2002 as reported on the Nasdaq National Market) was $237,001; $237,001 and $1,421 as of December 31, 2002. Recipients of restricted stock are entitled to vote and receive any dividends declared on our common stock, regardless of whether such shares have vested. The restricted stock vests quarterly over a period of three years from the date of grant, subject to acceleration in certain circumstances.

(3)	Except as otherwise noted, information in this column represents options issued by us to purchase shares of our common stock.

(4)	Represents payments for disability insurance premiums and 401(k) contributions made by us to the accounts of the named executive officers in the following amounts, respectively: $774 and $2,750 in 2002, $780 and $2,625 in 2001, and $780 and $2,625 in 2000 for Timothy A. Crown; $0 and $2,750 in 2002, $780 and $2,625 in 2001, and $780 and $2,625 in 2000 for Eric J. Crown; $760 and $3,000 in 2002, $759 and $2,625 in 2001, and $759 and $2,625 in 2000 for Stanley Laybourne; $661 and $2,750 in 2002, $849 and $2,625 in 2001, and $849 and $2,625 in 2000 for Branson (“Tony”) M. Smith and $1,106 and $2,750 in 2002, $969 and $2,625 in 2001, and $0 and $2,625 in 2000 for Dino D. Farfante.

(5)	Represents options issued by our subsidiary Direct Alliance Corporation (“Direct Alliance”) to purchase shares of Direct Alliance common stock.

(6)	Represents options issued by our subsidiary Plusnet Technologies Limited (“Plusnet”) to purchase shares of Plusnet common stock.

(7)	Represents options issued by our subsidiary Insight ASP Limited to purchase shares of Insight ASP common stock. In 2002, the 2000 Insight ASP Long Term Incentive Plan was terminated and accordingly these options were cancelled.

Option Grants in Last Fiscal Year

     The following table sets forth information regarding stock options granted during the year ended December 31, 2002 to the named executive officers.

	Individual Grants

		Percent of
	Number of	Total
	Securities	Options			Potential Realizable Value at
	Underlying	Granted to			Assumed Annual Rates of Stock
	Options	Employees	Exercise		Price Appreciation for Option
	Granted	in	Price	Expiration	Term (2)
Name	(#)(1)	Fiscal Year	($/Share)	Date	5%($)	10%($)

Timothy A. Crown	250,000	10.2%	27.17	05/10/07	1,876,712	4,147,042
Eric J. Crown	84,000	3.4%	27.17	05/10/07	630,575	1,393,406
Stanley Laybourne	—	—	—	—	—	—
Branson (“Tony”) M Smith	74,250	3.0%	21.87	04/22/07	448,639	991,375
Dino D. Farfante	50,000	2.0%	21.03	04/25/07	290,510	641,951
	25,000	1.0%	9.18	08/06/07	63,407	140,112

(1)	Represent options granted by us to purchase shares of our common stock. One-half of the options become exercisable on each of the first two anniversaries of the grant date.

(2)	Amounts represent hypothetical gains that could be achieved over the full option term (5 years). The potential realizable value is calculated by assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the term of the option at the specified annual rates, and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the common stock.

Aggregated Option Exercises and Fiscal Year-End Option Values

     The following table sets forth information with respect to exercises of options to purchase Insight Enterprises, Inc. common stock and the number and value of such options outstanding at December 31, 2002 held by the named executive officers.

     In addition, our subsidiaries, Direct Alliance and Plusnet, have issued options to our named executive officers in the amounts described in footnote (2) below. None of these options is exercisable and there is no market for the underlying securities. The exercise price for each of these options is the fair market value at the date of grant, as determined by an appraisal. We have not conducted subsequent appraisals for this purpose through December 31, 2002, and are not required to do so. Accordingly, the current value of these unexercisable options at December 31, 2002 is indeterminate and no value in respect of these options is included in the table below. Under these options, our named executive officers have the right to acquire the following percentages, determined on a fully-diluted basis, of the total outstanding common stock of Direct Alliance and PlusNet, respectively: Timothy A. Crown: 1.8% and 1.8%; Eric J. Crown: 1.8% and 1.8%; Stanley Laybourne: 0.9% and 0.9%; Branson (“Tony”) M. Smith: 1.8% and .9% and Dino Farfante: 0.1% and 0.1%.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money
	Acquired		Options at Year-End (#)		Options at Year-End ($) (1)
	on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable(2)	Exercisable	Unexercisable

Timothy A. Crown	200,000	$2,615,608	421,005	531,666	—	—
Eric J. Crown	192,709	$2,335,280	340,311	365,666	—	—
Stanley Laybourne	—	—	415,000	187,500	—	—
Branson (“Tony”) M Smith	—	—	416,374	224,250	—	—
Dino D. Farfante	137,342	$1,711,457	111,667	179,166	—	—

(1)	Value as of December 31, 2002 is based upon the closing price on that date as reported on the Nasdaq National Market minus the exercise price, multiplied by the number of shares underlying the option.

(2)	Does not include securities underlying unexercisable options at year-end issued by Direct Alliance and Plusnet held by executive officers in the following amounts, respectively: 600,000 and 1,000,000 held by Timothy A. Crown; 600,000 and 1,000,000 held by Eric J. Crown; 300,000 and 500,000 held by Stanley Laybourne; 600,000 and 500,000 held by Branson “Tony” M. Smith and 30,000 and 50,000 held by Dino D. Farfante.

Equity Compensation Plan Information

     The following table gives information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of December 31, 2002:

	Number of		Number of securities
	Securities to be	Weighted	remaining available for
	issued upon	average exercise	future issuance under
	exercise of	price of	equity compensation plans
	outstanding	outstanding	(excluding securities
	options	options	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,541,675	$17.38	811,499
Equity compensation plans not approved by security holders	804,261 (1)	$20.67	506,250 (2)

Total	8,345,936	$17.70	1,317,749
Subsidiary equity compensation plans not approved by security holders (3)	2,912,500	$1.42	1,587,500
Subsidiary equity compensation plans not approved by security holders (4)	4,732,000	$0.33	2,768,000
Restricted equity compensation plans not approved by security holders (5)	—	—	434,907

(1)	Consists of options that are outstanding and shares available for future issuance under our 1999 Broad Based Employee Stock Option Plan (the “1999 Broad Based Plan”). Neither the Nasdaq current listing standards nor federal law has required stockholder approval of the 1999 Broad Based Plan and accordingly it was not approved by our stockholders. The material features of the 1999 Broad Based Plan are described in Note 10 of our Notes to Consolidated Financial Statements.

(2)	Consists of 506,250 shares that are reserved for issuance under the Employee Stock Purchase Plan (“ESPP”). Neither the Nasdaq current listing standards nor federal law has required stockholder approval of the ESPP and accordingly it was not approved by our stockholders. The material features of the ESPP are described in Note 9 of our Notes to Consolidated Financial Statements.

(3)	Includes options issued by Direct Alliance under the Direct Alliance Corporation 2000 Long Term Incentive Plan (“Direct Alliance Plan”). The material features of the Direct Alliance Plan are described in Note 10 of our Notes to Consolidated Financial Statements.

(4)	Includes options issued by PlusNet under the PlusNet Technologies Limited 2000 Long Term Incentive Plan (“PlusNet Plan”). The material features of the PlusNet Plan are described in Note 10 of our Notes to Consolidated Financial Statements.

(5)	Includes restricted shares available for grant under the 1998 Employee Restricted Stock Plan and the 1998 Officer Restricted Stock Plan (“Restricted Plans”). The material features of the Restricted Plans are described in Note 10 of our Notes to Consolidated Financial Statements.

Employment Contracts, Termination of Employment and Change-of-Control Arrangements

     We have entered into employment agreements with each of our named executive officers. The agreements provide for base salaries and incentive bonuses and contain non-competition and change of control provisions. The board of directors approved, based upon the Compensation Committee’s recommendation, the base salaries and incentive bonuses for Timothy A. Crown, Eric J. Crown and Stanley Laybourne. Eric J. Crown, our Chairman, approved the base salaries and incentive bonuses for Branson (“Tony”) M. Smith and Dino D. Farfante. Compensation arrangements for all executive officers entered into after November 2002 must be approved by the Compensation Committee. The significant provisions of each of the employment agreements are as follows:

     Timothy A. Crown. Mr. Crown’s employment agreement was entered into with an initial period of two years, effective July 1, 1997, and contains a provision that constantly renews the agreement to a full two-year term. Notice to terminate this provision was given on December 31, 2002. Therefore, Mr. Crown’s current employment agreement will expire on December 31, 2004. Mr. Crown’s base salary is currently set at $250,000 and he is entitled to receive an incentive bonus, payable quarterly, equal to 2.5% of our net earnings (before deducting the incentive bonuses of certain executive officers) provided that our net earnings exceed stated minimum amounts. The incentive bonus is paid in the form of either cash or restricted stock at the election of Mr. Crown. The restricted stock vests quarterly over three years, subject to acceleration in certain circumstances.

     Eric J. Crown. Effective April 1, 2002, Mr. Crown entered into a revised two-year employment agreement, which expires on April 1, 2004. Under his employment agreement, Mr. Crown devotes time to acquisitions, strategic planning and other key initiatives, as requested by the Chief Executive Officer or the board of directors, on an as-needed basis. Mr. Crown’s base salary is currently set at $250,000 and he is entitled to receive an incentive bonus, payable quarterly, equal to 0.75% of our net earnings (before deducting the incentive bonuses of certain executive officers) provided that our net earnings exceed stated minimum amounts. The incentive bonus is paid in the form of either cash or restricted stock at the election of Mr. Crown. The restricted stock vests quarterly over three years, subject to acceleration in certain circumstances. Additionally, Mr. Crown receives an annual retainer of $50,000 as Chairman of the board of directors.

     Stanley Laybourne. Mr. Laybourne’s employment agreement was entered into with an initial period of two years, effective July 1, 1997, and contains a provision that constantly renews the agreement to a full two-year term. Notice to terminate this provision was given on December 31, 2002. Therefore, Mr. Laybourne’s current employment agreement will expire on December 31, 2004. Mr. Laybourne’s base salary is currently set at $200,000 and he is entitled to receive an incentive bonus, payable quarterly, equal to 1.0% of our net earnings (before deducting the incentive bonuses of certain executive officers) provided that our net earnings exceed stated minimum amounts. The incentive bonus is paid in the form of either cash or restricted stock at the election of Mr. Laybourne. The restricted stock vests quarterly over three years, subject to acceleration in certain circumstances.

     Branson “Tony” M. Smith. Mr. Smith’s employment agreement was entered into with an initial period of two years, effective July 1, 1999, and contains a provision that constantly renews the agreement to a full two-year term. Notice to terminate this provision was given on December 31, 2002. Therefore, Mr. Smith’s current employment agreement will expire on December 31, 2004. Mr. Smith’s base salary is currently set at $250,000 and effective July 1, 2001, he is entitled to receive an incentive bonus, payable quarterly, equal to 2.0% of our net earnings (before deducting the incentive bonuses of certain executive officers) provided that our net earnings exceed stated minimum amounts and that each quarterly bonus through December 31, 2002 may not be less than $187,500. The incentive bonus is paid in the form of either cash or restricted stock at the election of Mr. Smith. The restricted stock vests quarterly over three years, subject to acceleration in certain circumstances.

     Dino D. Farfante. Mr. Farfante’s employment agreement was entered into with an initial period of two years, effective November 17, 2000, and contains a provision that constantly renews the agreement to a full two-year term. Notice to terminate this provision was given on December 31, 2002. Therefore, Mr. Farfante’s current employment agreement will expire on December 31, 2004. Mr. Farfante’s base salary is currently set at $300,000 and he is entitled to receive an incentive bonus, payable quarterly, equal to 1.0% of our net earnings (before deducting the incentive bonuses of certain executive officers) provided that our net earnings exceed stated minimum amounts. The incentive bonus is paid in the form of either cash or restricted stock at the election of Mr. Farfante. The restricted stock vests quarterly over three years, subject to acceleration in certain circumstances.

     The agreements for Messrs. Crown, Crown and Laybourne contain change of control (as defined in the agreements) and non-compete provisions that, upon a change of control, would result in payments to these individuals equal to three times their base salary and an incentive bonus for the preceding four quarters (all payments are to be grossed-up for the individuals’ taxes) and would accelerate the vesting of all unvested stock options and restricted stock. The agreements for Messrs. Smith and Farfante contain the same provisions except the payment would be two times their base salaries and incentive bonuses for the preceding four quarters and would not be grossed-up for their individual taxes.

     The agreements for Messrs. Crown, Crown, Laybourne, Smith, and Farfante provide that the individuals will receive certain benefits if their employment is terminated without cause. In the event an agreement is terminated without cause, the individual executive will receive a lump sum distribution consisting of (i) the total amount of his base salary for the remainder of the agreement term, and (ii) the total amount of incentive compensation payments, calculated based on a defined formula, as if the executive had not been terminated. Additionally, all unvested stock options and restricted stock shares will become fully vested.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the board of directors is charged with:

(1)	reviewing and approving the annual salary, bonus and other benefits including perquisites and personal benefits, to be paid or awarded to our executive officers;

(2)	reviewing and recommending to the board of directors new compensation and stock plans and changes to existing plans; and

(3)	administering the incentive compensation plans, stock option and other stock-based plans, and other employee benefit plans of Insight Enterprises Inc. and our subsidiaries.

     The Compensation Committee, which met six times during 2002, currently makes compensation decisions with respect to Timothy A. Crown, Eric J. Crown, Stanley Laybourne, Branson (“Tony”) M. Smith, P. Robert Moya, Karen K. McGinnis, Dino D. Farfante, Timothy J. McGrath, James A. McCoy, Stuart Fenton, Michael D. Rather, James D. Kebert and Marsha Thompson, Executive Vice President of Insight Public Sector. The Compensation Committee currently is composed of Larry A. Gunning, Chairman, Robertson C. Jones and Michael M. Fisher, each of whom is a non-employee director.

     In December 2002, the Compensation Committee commissioned Aon Consulting, Inc. to analyze and review the competitiveness of our executive compensation. The analysis will provide the basis for recommendations and approvals with respect to compensation levels and the terms and provisions included in the future executive employment agreements. The analysis will provide information regarding “peer” compensation levels and long-term incentive compensation obtained from publicly held company reports and SEC filings, executive compensation surveys and other relevant sources. Each of the Chief Executive Officer, the Chief Financial Officer, the Executive Vice President/General Counsel and the Compensation Committee will meet separately with Aon Consulting, Inc. to review its findings. The Committee anticipates that similar periodic reviews and analysis will be conducted in the future.

Compensation Philosophy

     The general philosophy of our executive compensation program is to place base salaries below the marketplace while structuring the bonuses and equity incentives to offer executive compensation that is competitive in the marketplace. Bonuses, including equity incentives, are based upon our performance and/or the employee’s individual contribution and performance. Our executive compensation policies are intended to motivate and reward executives for long-term strategic management and the enhancement of stockholder value through cash payments (salary and bonus) and equity incentives (in the form of stock options and restricted stock). The ultimate goal of the Compensation Committee in its administration of our executive compensation program is to ensure that we attract and retain highly qualified managers through competitive salary and benefit programs and encourage extraordinary effort on the part of management through well-designed incentive opportunities. The employment agreements reflect our executive compensation philosophy.

Cash Bonuses and Restricted Stock Bonuses

     We view bonuses for executive officers as an opportunity to tie a portion of an executive officer’s compensation to our financial performance. These incentive bonuses are paid quarterly as a percentage of our net earnings (before deducting the incentive bonuses of certain executive officers) provided that our net earnings exceed stated minimum amounts. The percentages and minimum net earnings amounts are set forth in the executives’ employment agreements. These bonuses may be paid with restricted stock instead of cash at the option of certain executive officers. Such restricted stock vests quarterly over three years (subject to acceleration in certain circumstances) and unvested shares are forfeited if the recipient ceases to be our employee. Our net earnings exceeded the minimum amounts for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and bonuses were paid to the named executive officers accordingly. Our net earnings did not exceed the minimum amounts for the quarter ended December 31, 2002 and accordingly no bonuses were paid to the named executives except Mr. Smith, who received the minimum quarterly bonus of $187,500 pursuant to his employment agreement.

Stock Incentives

     In 1994, our board of directors adopted, and our stockholders approved, the 1994 Stock Option Plan (the “1994 Option Plan”) under which incentive stock options and nonqualified stock options may be granted to executive officers, other key employees, non-employee directors and consultants. In 1997, our board of directors adopted, and our stockholders approved, our 1998 Long-Term Incentive Plan (the “LTIP”) under which a variety of stock-based awards may be granted to officers, employees, directors, and consultants or independent contractors, including officers who are also directors of Insight Enterprises Inc. and our subsidiaries. In 1999, our board of directors adopted our 1999 Broad Based Employee Stock Option Plan (the “1999 Broad Based Plan”) under which nonqualified stock options may be granted to employees of Insight Enterprises Inc. and our subsidiaries. Stock-based compensation is viewed as a critical component of our overall executive compensation program because it ties an executive’s compensation directly to the value realized by our stockholders, and because it permits us to recruit and retain top talent. Additionally, stock options may be granted in subsidiaries that we intend eventually to divest because it ties directly an executive’s compensation to the value realized from a successful divestiture.

     During 2002, stock options to purchase shares of our common stock were granted to our named executive officers in amounts which, in the Committee’s judgment, provide appropriate performance incentives to the Executives, consistent with past practices.

     All of the options granted to purchase our common stock during 2002 to named executive officers vest equally on each of the first two anniversaries of the date of grant, provided the officer is still our employee. All of the options were granted with an exercise price equal to the market value of the underlying common stock at the close of trading on the date of grant, thus serving to focus the officer’s attention on managing the company from the perspective of an owner with an equity stake in the business.

Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table above. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. It is the Committee’s intent to evaluate and, to the extent consistent with its other compensation objectives and overall compensation philosophy, take the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation. Nevertheless, we may not be able to preserve deductibility of executive compensation recognized in connection with the exercise of certain options that have been granted to covered executive officers. Specifically, compensation resulting from the exercise of options granted to a covered executive officer under the 1994 Option Plan will not qualify for deductibility to the extent that the total of the base salary, bonuses and compensation from such option exercise received by any covered executive officer exceeds $1 million in any taxable year.

COMPENSATION COMMITTEE:

Larry A. Gunning, Chairman	Robertson C. Jones	Michael M. Fisher

STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a graph comparing the percentage change in the cumulative total stockholder return on our common stock (NSIT) with the cumulative total return of the Nasdaq Stock Market U.S. Companies (Market Index) and the Nasdaq Retail Trade Stocks (Peer Index) for the period starting January 1, 1998 and ending December 31, 2002. The graph assumes that $100 was invested on January 1, 1998 in our common stock and in each of the two Nasdaq indices, and that, as to such indices, dividends were reinvested. We have not, since our inception, paid any cash dividends on our common stock.

     Historical stock price performance shown on the graph is not necessarily indicative of future price performance.

	Jan. 1,	Dec. 31	Dec. 31	Dec. 31	Dec. 31	Dec. 31
	1998	1998	1999	2000	2001	2002

Insight Enterprises, Inc.	$100.00	$213.50	$255.71	$169.41	$232.29	$78.47
Common Stock (NSIT)
Nasdaq Stock Market	$100.00	$140.99	$261.49	$157.42	$124.89	$86.33
U.S. Companies
(Market Index)
Nasdaq Retail Trade	$100.00	$122.30	$107.20	$65.81	$90.96	$77.31
Stocks (Peer Index)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, our directors, executive officers, and any persons holding more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to disclose any failure to file by these dates. Based upon a review of such reports furnished to us, or written representations that no reports were required, we believe that all of these filing requirements were satisfied in a timely manner during the year ended December 31, 2002, except for one late Form 5 report with respect to the grant of stock options to Stuart Fenton.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock, as of February 28, 2003, by (i) each person or entity known us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

	Shares of Common Stock
	Beneficially Owned (2)

Name and Address (1)	Number of Shares		Percent

FMR Corp.
82 Devonshire Street
Boston, MA 02109	4,817,395	(3)	10.45%
Timothy A. Crown	1,683,595	(4)	3.60%
Eric J. Crown	1,088,559	(5)	2.33%
Stanley Laybourne	504,195	(6)	1.08%
Branson (“Tony”) M. Smith	442,085	(7)	*
Dino D. Farfante	119,435	(8)	*
Robertson C. Jones	15,186	(9)	*
Larry A. Gunning	13,821	(10)	*
Michael M. Fisher	4,531	(11)	*
All directors and executive officers as a group (15 persons)	4,270,028	(12)	9.16%

* Less than 1%

(1)	The address of Messrs. Crown, Crown, Laybourne, Smith, Farfante, Jones, Gunning and Fisher is c/o Insight Enterprises, Inc., 1305 West Auto Drive, Tempe, Arizona, 85284.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to securities. In accordance with SEC rules, a person is deemed to own beneficially any shares upon exercise of stock options within 60 days of the date of determination of beneficial ownership. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	The number of shares reported for FMR Corp. as of December 31, 2002 is based on a Form 13G filed with the SEC on February 13, 2003. We make no representation as to the accuracy or completeness of the information reported.

(4)	Includes 619,338 shares subject to options exercisable within 60 days of February 28, 2003 and 500 shares held in our 401(k) Plan.

(5)	Includes 538,644 shares subject to options exercisable within 60 days of February 28, 2003 and 517 shares held in our 401(k) Plan.

(6)	Includes 502,500 shares subject to options exercisable within 60 days of February 28, 2003 and 582 shares held in our 401(k) Plan.

(7)	Includes 441,374 shares subject to options exercisable within 60 days of February 28, 2003 and 552 shares held in our 401(k) Plan.

(8)	Includes 111,667 shares subject to options exercisable within 60 days of February 28, 2003 and 469 shares held in our 401(k) Plan.

(9)	Includes 15,186 shares subject to options exercisable within 60 days of February 28, 2003.

(10)	Includes 13,821 shares subject to options exercisable within 60 days of February 28, 2003.

(11)	Includes 2,531 shares subject to options exercisable within 60 days of February 28, 2003.

(12)	Includes 2,568,133 shares subject to options exercisable within 60 days of February 28, 2003 and 4,215 shares held in our 401(k) Plan.

AUDIT COMMITTEE REPORT

     The Audit Committee of the board of directors operates under a written charter adopted by the board of directors. The composition of Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with the applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

     All Audit Committee members possess the required level of financial literacy and at least one member of the Committee meets the current standard of requisite financial management expertise as required by the NASDAQ Marketplace Rules. The SEC recently adopted a rule requiring disclosure concerning the presence of at least one “audit committee financial expert” (a newly defined term) on audit committees. This disclosure will be required to be included in the Company’s Annual Report on Form 10-K for its fiscal year ending December 31, 2003 or in the proxy statement for the Company’s 2004 Annual Meeting of Stockholders.

     As described more fully its charter, the purpose of the Audit Committee is to assist the board of directors in its general oversight of Insight Enterprises’ financial reporting, internal control and audit functions. Insight Enterprises’ management is responsible for the preparation, presentation and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. Insight Enterprises’ independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     Among other matters, the Audit Committee monitors the activities and performance of Insight Enterprises’ internal and independent auditors, including the audit scope, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and when appropriate, replace the independent auditor. The Audit Committee also reviews the results of the internal and independent audit work with regard to the adequacy and appropriateness of Insight Enterprises’ financial, accounting and internal controls. Several discussions with the director of internal audit and independent auditor were held without the presence of senior members of management. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In this context, the Audit Committee met thirteen times during 2002, during which it held discussions with senior members of Insight Enterprises’ financial management team, director of internal audit and independent auditor.

     Management has reviewed Insight Enterprises’ audited consolidated financial statements with the Audit Committee including a discussion of the quality, not just the acceptability, of the relevant accounting principles, the reasonableness of significant judgments made in connection with critical accounting principles and the accuracy and clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of Insight Enterprises, Inc. have been prepared in conformity with generally accepted accounting principles.

     The Audit Committee discussed with the independent auditors the matters required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditors their independence.

     Based on the Audit Committee’s discussions with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Insight Enterprises, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Michael M. Fisher, Chairman	Larry A. Gunning	Robertson C. Jones

RELATIONSHIP WITH INDEPENDENT AUDITORS

     Our principal independent accounting firm during the year ended December 31, 2002 was KPMG LLP (“KPMG”), independent certified public accountants. KPMG has audited our financial statements since 1988. It is contemplated that KPMG will be retained as the principal independent accounting firm to be utilized by us during 2003. A representative of KPMG is expected to be present at the annual meeting for the purpose of responding to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

Fees and Independence

     Audit Fees. KPMG billed us an aggregate of $562,185 for professional services rendered for the audit of our financial statements for the year ended December 31, 2002, its reviews of our financial statements included in our Forms 10-Q during 2002 and statutory audits in the United Kingdom.

     Financial Information Systems Design and Implementation Fees. During the year ended December 31, 2002, KPMG provided no services and therefore billed no fees to us in connection with financial information systems design and implementation.

     All Other Fees. During the year ended December 31, 2002, KPMG billed us an aggregate of $1,696,135 for all other services consisting of:

Global tax consulting project	$1,329,646
Tax compliance	250,114
Unclaimed property, expatriates and other tax services	81,625
SEC filings related to acquisitions	25,000
2001 401(k) Plan audit	9,750

Total	$1,696,135

     The Audit Committee has determined that the provision of services by KPMG described in the preceding paragraphs is compatible with maintaining KPMG’s independence.

STOCKHOLDER PROPOSALS

     If any stockholder would like to make a proposal at our 2004 annual meeting, we must receive it no later than December 13, 2003 in order that it may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If any stockholder intends to present a proposal at the 2004 annual meeting of stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no later than February 26, 2004. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Proposals should be addressed to our corporate Secretary at 1305 West Auto Drive, Tempe, Arizona 85284.

OTHER MATTERS

     We know of no other matters to be brought before the annual meeting. If any other matter properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares represented by the proxies as the board of directors may recommend.

INSIGHT ENTERPRISES, INC.
ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 14, 2003
3:00 p.m. local time

Insight Corporate Headquarters
1305 West Auto Drive
Tempe, Arizona 85284

Insight Enterprises, Inc. 1305 West Auto Drive, Tempe, AZ 85284	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2003.

The shares of stock you hold in your account will be voted as you specify.

If no choice is specified, the proxy will be voted “FOR” Item 1.

By signing this proxy, you revoke all prior proxies and appoint TIMOTHY A. CROWN and STANLEY LAYBOURNE, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

There are three ways to vote your proxy:	Company # Control #

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE – 800-240-6326 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00am (CT) on May 13, 2003.

•	You will be prompted to enter the 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. Social Security Number or Tax Identification Number, please enter 4 zeros.

•	Follow the simple instructions of the automated attendant.

VOTE BY INTERNET – http://www.eproxy.com/nsit/ – QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00pm (CT) on May 13, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. Social Security Number or Tax Identification Number, please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Insight Enterprises, Inc. c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If voting by phone or Internet, you should not mail your proxy card.
— Please detach here —

The Board of Directors Recommends a Vote FOR item 1.

1.	Election of Two Class III Directors:	01 Timothy A. Crown	☐	Vote FOR	☐	Vote WITHHELD
		02 Stanley Laybourne		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number of the nominee in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box ☐	Planning to attend the	Date:
Indicate changes below:	Annual Meeting? Mark Box ☐

Signature(s) in Box
Please sign exactly as your name(s) appear on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.